UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

Cargo Connection Logistics Holding, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-28233	65-0510294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Bayview Avenue, Inwood, New York	11096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 239-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

In March 2008, YA Global Investments, LP, a Cayman Islands limited partnership (“YA Global”) assigned to Pacer Logistics, LLC, a Florida limited liability company (“Pacer”), all of YA Global’s rights, title and interest in the debt and obligations owed by Cargo Connection Logistics Holdings, Inc., a Florida corporation (the “Company” or the “Registrant”), Cargo Connection Logistics Corp., a Delaware corporation (“Cargo Connection”) and wholly owned subsidiary of the Registrant, and Cargo Connection Logistics-International, Inc., an Illinois corporation (“Cargo International”), a wholly owned subsidiary of the Registrant (collectively the “Companies”), with respect to convertible debentures in the aggregate outstanding principle amount of $2,084,400 originally issued by the Companies to YA Global and Montgomery Equity Partners, Ltd. (“Montgomery”) and certain documents, instruments and agreements relating thereto.

On April 28, 2008, the Companies entered into an agreement with Pacer (the “Financing Arrangement Agreement”). Pursuant to the Financing Arrangement Agreement, Pacer acknowledges that it has been assigned all right, title and interest of YA Global (including as assignee of Montgomery) with respect to the Companies’ obligations under the documents, instruments and agreements referred to in Exhibit A of the Financing Arrangement Agreement (the “Financing Documents”). In connection with such assignment, the Companies have acknowledged and consented to such assignment from YA Global to Pacer. The Financing Arrangement Agreement provides, among other things, that Pacer:

•	loan the Company $200,000, for working capital, on the same terms as the Financing Documents; and
•	terminated the requirement for the Company to file a registration statement covering shares of the Company’s Common Stock issuable pursuant to the Financing Documents.

The Financing Arrangement Agreement provides, among other things, that the Companies:

•	waive any defense or counterclaim under Financing Documents;
•

will cooperate with Pacer to expedite the entry of a foreclosure judgment and a judgment to collect the obligations, and to expedite the sale or transfer of the Collateral (as defined in the Financing Documents);

•	will not voluntarily file or seek the entry of an order for relief under the Bankruptcy Code, as amended; and
•

indemnify Pacer against any and all claims and expenses, including attorneys’ fees, arising in connection with any breach by the Companies of the Financing Arrangement Agreement or Financing Documents.

Item 9.01	Exhibits

Exhibit

Number	Description

10.01	Financing Arrangement Agreement, dated April 28, 2008, by and between the Company, Cargo Connection, Cargo International and Pacer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2008	Cargo Connection Logistics Holding, Inc.

	By:	/s/ Scott Goodman
Scott Goodman
Chief Financial Officer